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Exhibit 4.15


                        MASTER ASSIGNMENT AND ACCEPTANCE

            THIS MASTER ASSIGNMENT AND ACCEPTANCE AGREEMENT (this
"Agreement"), dated as of December 9, 1996, by and among SUNTRUST BANK, ATLANTA, NBD BANK and FIRST UNION NATIONAL BANK OF NORTH CAROLINA (collectively, the "Assignors"), COMERICA BANK, ABN AMRO BANK N.V., CHICAGO BRANCH, THE BANK OF NOVA SCOTIA, HARRIS TRUST AND SAVINGS BANK and LANDESBANK SAAR GIROZENTRALE (the "Assignees") and INTERMET
CORPORATION, a Georgia corporation (the "Borrower").

                                  WITNESSETH:

     WHEREAS, the Assignors and the Borrower are parties to that certain Third Amended and Restated Credit Agreement, dated as of November 14, 1996, by and among the Borrower, SunTrust Bank, Atlanta, as Agent, First Union National Bank of North Carolina and NED Bank, as Co-Agents and the Assignors (the "Credit Agreement") providing for credit facilities to the Borrower in an aggregate amount of $200,000,000;

     WHEREAS, the Assignors wish to assign a portion of their commitments and outstanding loans and letter of credit obligations pursuant to the Credit Agreement to the Assignees and the Assignees wish to purchase the same upon the terms and conditions set forth herein;

     WHEREAS, for ease of administration, the parties hereto wish to accomplish such assignment and acceptance pursuant to this Agreement;

     NOW THEREFORE, for and in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto, intending to be legally bound, agree as follows:

1. Definitions. All terms used herein without definition shall have the meanings set forth in the Credit Agreement.

2. Effective Date. The transactions provided for in Sections 3 and 4 hereof shall be consummated on the Effective Date (as hereinafter defined). The "Effective Date" shall be December 9, 1996 or such later date as of which all the conditions set forth or referred to in Sections 4 and 6 shall have been satisfied.

3. Assignment. (a) On and as of the Effective Date, subject to the conditions referred to in Sections 4 and 6 below, the Assignors shall assign to the Assignees, and the Assignees shall purchase from the Assignors, at the principal amount thereof, a portion of the Commitments,



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Syndicated Loans and Letter of Credit Obligations of the Assignors outstanding on such date, so that, after giving effect to all such assignments and purchases, the Commitments, the Syndicated Loans and the Letter of Credit Obligations will be held by the Assignors and the Assignees ratably in accordance with the percentages set forth on the signature pages to this Agreement. Such assignments and purchases shall be without recourse, representation or warranty of any kind (except as to title as set forth in subsection (d) below).

(b) On the Effective Date, (i) each Assignee shall pay the purchase price for the total amount of the interests being purchased by it pursuant to this Agreement, if any Syndicated Loans are outstanding on such date, by wire transfer of immediately available funds to the Agent not later than 12:00 Noon (Atlanta, Georgia time), and (ii) the Agent will, promptly after its receipt thereof, pay to the Assignors the respective amounts due them in respect of the Syndicated Loans sold hereunder.

(c) Intermet hereby consents to the assignments and purchases provided for in paragraphs (a) and (b) above and agrees that each Assignee shall have all the rights of a Lender under the Credit Agreement with respect to the interests purchased by it pursuant to such paragraphs. From and after the Effective Date,
(i) each Assignee shall be a party to and be bound by the provisions of the Credit Agreement, and to the extent of the interest assigned by this Agreement, have the rights and obligations of a Lender thereunder and under the Credit Documents (except for any such obligations that are due and payable on, or that become due and payable before, the effectiveness of this Agreement), and (b) each Assignor shall, to the extent of its interest assigned by this Agreement and otherwise to the extent set forth in the foregoing clause (a), relinquish its rights and be released from its obligations under the Credit Agreement and the Credit Documents.

(d) Each of the Assignors and the Assignees represents, warrants and agrees to and with the other and the Agent as follows: (i) each Assignor warrants that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, (ii) except as set forth in (i), Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other Credit Document or any instrument or documents furnished pursuant thereto, or the financial condition of Intermet or any other Credit Party or the performance or observance by any Credit Party of any of its obligations under the Credit Documents; (iii) each Assignee represents and warrants that it is legally authorized to enter into this Agreement; (iv) each Assignee confirms that it has received a copy of the Credit Agreement, such financial statements and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (v) each Assignee agrees that it will perform its obligations as a Lender under the Credit Documents as required by the terms thereof; and (vi) each Assignee appoints and authorizes the Agent to take such actions as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit


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Documents as are delegated to the Agent by the terms of the Credit Agreement and the other Credit Documents, together with such powers as are reasonably incidental thereto.

4.   New Notes.   On the Effective Date, Intermet shall execute and deliver to the Agent for the account of each Assignor and Assignee a new Revolving Credit
Note in the amount of each such Lender's Commitment and, in the case of the Assignees, a new Bid Facility Note that each such Lender is entitled to receive pursuant to the Credit Agreement in the respective forms set forth as exhibits thereto (the "New Notes"). Upon the effectiveness of the assignments referred to in Section 3 of this Agreement, the Assignors shall cancel and deliver to Intermet the Revolving Credit Notes delivered to them on the Closing Date and the Agent shall deliver the New Notes to the Assignors and the Assignees.

5. Accrued Interest: Fees. The Assignors shall be entitled to receive all fees and interest accrued to and including the Effective Date with respect to the Credit Agreement.

6. Closing Fee. On the Effective Date, the Agent shall pay to each of the Assignors and Assignees, from funds previously paid by Intermet to the Agent and in satisfaction of the amounts previously agreed to be paid to the Assignors, a closing fee equal to 5 basis points (0.05%) multiplied by the Commitment of each Lender as set forth on the signature pages hereof.

7. Effectiveness. This Agreement shall become effective when copies hereof which, when taken together, bear the signatures of each of the parties hereto, shall have been received by the Agents for each of the Assignors and the Assignees. This Agreement may not be amended nor may any provision hereof be waived except pursuant to a writing signed by each of the Agent, the Assignors and the Assignees.

8. Notices. All notices hereunder to the Assignors and the Assignees shall be given in accordance with the provisions of Section 10.01 of the Credit Agreement at the addresses set forth for such Lenders on the signature pages hereof. The Lending Offices of each of the Lenders is set forth on the signature pages hereof.

9. Intercreditor Agreement. By execution of this Agreement, each of the Assignors and Assignees agree to be bound by the terms of the Intercreditor Agreement.

10. Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.

11. Counterparts. This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

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12.   Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

                      [SIGNATURES SET FORTH ON NEXT PAGE]











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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized of ricers, all as of the date and year first above written.


Address for Notices:                           SUNTRUST BANK, ATLANTA

One Park Place, N.E.
Atlanta, Georgia 30303
Attention: C. Wes Burton, Jr.                    C. Wes Burton, Jr.
                                                 Vice President
Telex No.: 542210
Answerback: TRUSCOINTATL
Telecopy No.: 404/588-8833                     By:
                                               Name: David W. Penter
                                               Title: Group Vice President


Lending Office and Payment Office:

One Park Place, N.E.
Atlanta, Georgia 30303

COMMITMENT:                                    $45,500,000

PRO RATA SHARE OF
COMMITMENTS:                                   22.75%







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Address for Notices:                         NBD BANK

611 Woodward Avenue
Detroit, Michigan 48226                      By:
Attention: William C. Goodhue                Name: WILLIAM C. GOODHUE
          Vice President                           -------------------------
                                             Title: Vice President
Telex No.: 164177
Answerback: NATIONSBANKDET

Telecopy No.: (313) 226-0855

Lending Office and Payment Office:

611 Woodward Avenue
Detroit, Michigan 48226

COMMITMENT:                                  $32,500,000

PRO RATA SHARE OF
COMMITMENTS:                                 16.25%





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Address for Notices:                           FIRST UNION NATIONAL
                                               BANK OF NORTH CAROLINA

One First Union Center
Charlotte NC 28288-0745                        By:
Attn: Glenn Edwards                            Mark M. Harden
                                               Vice President
Telex No.:
Answerback:

Telecopy: (703) 374-2802

Lending Office and Payment Office:

One First Union Center, TW19
Charlotte, NC 28288-0745

COMMITMENT:                                    $32,500,000

PRO RATA SHARE OF
COMMITMENTS:                                   16.25%








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Address for Notices:                               COMERICA BANK

500 Woodward Avenue, 9th Floor                     By:
Detroit, MI 48275-3265                             Mark B. Grover
Attention:                                         Vice President

Telex No.:
  Answerback:

Telecopy No.: (313) 222-3776

Lending Office and Payment Office:

500 Woodward Avenue, 9th Floor
Detroit, MI 48275-3265
Attention: Susan M. Boyd
          Customer Assistant

COMMITMENT:                                        $24,000,000

PRO RATA SHARE OF
COMMITMENTS:                                       12%






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Address for Notices:                            ABM AMRO BANK N.V.,
135 S. LaSalle Street                            CHICAGO BRANCH
Chicago, Illinois 60674
Attention: Nancy Capecci
                                               Name:  Laurie D. Flom
                                               Title: Vice President
Telex No:
Name:                                          David C. Sagers
Telecopy No.: (312) 606-8425                   Title: Vice President

Lending Office and Payment Office:

135 S. LaSalle Street
Chicago, Illinois 60674

COMMITMENT:                                    $18,500,000

PRO RATA SHARE OF
COMMITMENTS:                                   9.25%







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Address for Notices:                      THE BANK OF NOVA SCOTIA
181 W. Madison
Suite 3700                                By:
Chicago, IL 60602                         Name:  F.C.H. Ashby
Attention: David B. Scott                 Title:  Senior Manager Loan Operations
Telex No.: Answerback:

Telecopy: (312) 201-4108

Lending Office and Payment Office:

Mr. Claude Ashby
600 Peachtree Street, N.E.
Suite 2700
Atlanta, Georgia 30308
(404)877-1500
(404) 888-8998 (Fax)

COMMITMENT:                               $18,500,000

PRO RATA SHARE OF
COMMITMENTS:                              9.25%








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Address for Notices:                       HARRIS TRUST AND SAVINGS BANK
111 West Monroe, F2W
Chicago, Illinois 60603                    Name: Peter J. Dancy
Attention: Peter J. Dancy                  Title: Vice President

Telex No.:
Answerback:

Telecopy: (312) 461-2591

Lending Office and Payment Office:

111 West Monroe, F2W
Chicago, Illinois 60603

COMMITMENT:                                $18,500,000

PRO RATA SHARE OF
      COMMITMENTS:                         9.25%







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Address for Notices:                    LANDESBANK SAAR GIROZENTRALE

Ursulinenstrasse 2                      By:
66111 Saarbrucken                       Dr. Georg Grasel
Germany                                 Member of the Board

Attention: Dr. Georg Grasel
Dr. Ingrid Wager

Teletex: 681986 = SaarLB
                                        Dr. Ingrid Walter
                                         Executive Vice President

Telecopy: 681 3831208

Lending Office and Payment Office:

For Base Rate, Overnight Rate and Eurodollar Advances:

Lending Office: Ursulinenstrasse 2, 6611 I Saarbrucken, Germany

Payment Office: Account of Landesbank Saar Girozentrale with
                Bayerische Landesbank, New York,  Account No.: 10 23 27 00 01


COMMITMENT:                                 $10,000,000

PRO RATA SHARE OF
COMMITMENTS:                                5.0%




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CONSENTED TO:

SUNTRUST BANK, ATLANTA, as Agent

By:
C.   Wes Burton, Jr.
Vice President

INTERMET CORPORATION

By:

Name:
Title:




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CONSENTED TO:

SUNTRUST BANK, ATLANTA, as Agent

By:

C. Wes Burton, Jr.
Vice President

INTERMET CORPORATION

By:

Name: Doretha J. Christoph
Title: Vice President-Finance





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